Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-196803)
(2)	Registration Statements (Form S-8 Nos. 333-131846, 333-149726, 333-158085, 333-164626, 333-174785, 333-179906, 333-187091, 333-194375, 333-202525, 333-206346, 333-210813, and 333-212917)

of our reports dated March 1, 2018, with respect to the consolidated financial statements of Acorda Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Acorda Therapeutics, Inc. included in this Annual Report (Form 10-K/A) of Acorda Therapeutics, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Hartford, Connecticut

March 9, 2018